Exhibit 99.1

      ENDWAVE REPORTS FOURTH QUARTER AND FISCAL YEAR 2004 FINANCIAL RESULTS

   ENDWAVE RETURNS TO PROFITABILITY IN THE FOURTH QUARTER WITH 50% INCREASE IN
                                    REVENUES

     SUNNYVALE, Calif., Feb. 1 /PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV), a leading provider of radio frequency (RF) subsystems for carrier-class cellular backhaul infrastructure, broadband wireless networks, homeland security and defense systems, today reported financial results for its fourth quarter and fiscal year ended December 31, 2004.

     Endwave reported revenues of $11.4 million for the fourth quarter of 2004, compared with revenues of $7.6 million for the third quarter of 2004 and $9.5 million for the fourth quarter of 2003. Total revenues for 2004 were $33.2 million, compared with revenues of $33.8 million for 2003. Cash, cash equivalents and short-term investments as of December 31, 2004 decreased by $1.5 million to $25.1 million, primarily as a result of increased inventory and accounts receivables on strong revenues, from a balance of $26.6 million at September 30, 2004.

     Net profit for the fourth quarter of 2004 was $238,000, or $0.02 per diluted share, compared with net loss for the third quarter of 2004 of $2.0 million, or $0.21 per share, and a net profit for the fourth quarter of 2003 of $1.2 million, or $0.12 per diluted share. Net loss for the year ended December 31, 2004 was $4.4 million, or $0.45 per share, compared with net loss for 2003 of $7.9 million, or $0.87 per share.

     Pro forma net profit for the fourth quarter of 2004 was $460,000, or $0.04 per diluted share, compared with pro forma net loss for the third quarter of 2004 of $1.2 million, or $0.12 per share, and a pro forma net profit for the fourth quarter of 2003 of $1.2 million, or $0.12 per diluted share. Pro forma net loss for the year ended December 31, 2004 was $690,000, or $0.07 per share, compared with a pro forma net loss for the year ended December 31, 2003 of $3.6 million, or $0.39 per share.

     For the fourth quarter of 2004, pro forma net income was calculated by excluding the amortization of intangible assets of $222,000. For the third quarter of 2004, pro forma net loss was calculated by excluding the amortization of intangible assets of $148,000, a write-off of in-process research and development of $320,000, a write-off for the impairment of long lived assets of $389,000, and a restructuring benefit of $4,000. For the fourth quarter of 2003, pro forma net income was calculated by excluding from net income a restructuring benefit of $146,000 and amortization of deferred stock compensation charges of $179,000. For fiscal 2004, pro forma net loss was calculated by excluding from net loss $2.9 million of impairment and restructuring charges, $690,000 of amortization of intangibles and in-process research and development, $105,000 gain on sale of land and $204,000 of amortization of deferred stock compensation. For fiscal 2003, pro forma net loss was calculated by excluding from net loss $3.6 million of impairment and restructuring charges and $796,000 of amortization of deferred stock compensation. Management believes that excluding the items described above may permit investors to better compare results from period to period and more accurately assess the company's prospects.

     "We exceeded our customers' expectations in our ability to ramp production to meet their significantly increased demand in the fourth quarter," said Ed Keible, Endwave's CEO and President. "We are pleased to report Endwave's return to profitability this quarter, and expect sustained growth in 2005 with annual revenues of $45 to $50 million, with increases across all of our market segments," added Keible.

     Endwave Fourth Quarter Highlights and Fiscal Year 2004 Summary:

      -- Revenues were $11.4 million, 50% higher than third quarter 2004 revenues, and 20% higher than the fourth quarter of 2003.
      -- Shipped products to approximately 100 customers during the quarter. Our largest customers for the quarter were Nokia, Nera, Siemens, Stratex Networks, and SafeView.
      -- Revenues attributable to sales to customers in defense, homeland security, and other non-telecom markets comprised 15% of total revenues, or $1.7 million, for the fourth quarter of 2004.
      -- Overall gross margin was 31% in the fourth quarter, and product gross margin (excluding development fees and amortization expense) was 30% for the same period.
      -- Revenues for the year ended December 31, 2004 were $33.2 million, consistent with the prior year's level of $33.8 million. Year on year, product gross margin increased to 28% from 23% in the prior year.
      -- Expanded the relationship with Nokia to include lower-frequency transceiver products targeted at cellular network deployments in emerging markets.
      -- Executed a supply agreement and initiated production deliveries of transceiver and synthesizer modules for Nera's PDH and SDH microwave radios.
      -- Ramped the RF switching system for SafeView's security checkpoint scanner into initial production at Endwave's offshore manufacturing partner.
      -- Extended the ISO 9001-2000 Quality Standard to include all US operations.
      -- Completed the manufacturing integration of JCA Technology, Inc. into Endwave's onshore facilities.

     Endwave will hold its regularly scheduled fourth quarter earnings call today at 1:30 p.m. Pacific Time, which will be available via web cast by logging on to the investor relations section of our website at http://www.endwave.com/investors. The web cast replay will be available online after the earnings call at approximately 2:30 p.m. Pacific Standard Time, and will continue to remain available for 90 calendar days after the call. An audio telephone replay of the conference call will also be available approximately one hour following the conclusion of the call, and will continue to be available for five calendar days by dialing 888-203-1112 (domestically) or 719-457-0820 (internationally), and entering the confirmation code 495878.

     About Endwave

     Endwave Corporation develops and manufactures radio frequency (RF) subsystems for use in high-speed cellular backhaul networks, enterprise access, homeland security, defense electronics, commercial radar systems, and other broadband applications. These products include integrated transceivers, outdoor units, oscillators/synthesizers, high-power cellular switch-combiners, and RF modules (amplifiers, frequency multipliers, switches, and up/down- converters). Endwave has more than 35 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA; Andover, MA; and Lamphun, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com .

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

     This press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. These statements include, but are not limited to, statements regarding forecasted future financial results. Actual results could differ materially from the forward-looking statements due to many factors, including the following: the risks that the integration of acquired business lines, products and subsidiaries will fail, products will fail to achieve market acceptance, the timing or existence of customer orders, market volatility and weakness, customer concentration, delays in the design process, production delays or cancellations due to product defects or defects in materials supplied by vendors, the length of our sales cycle, our ability to develop, introduce and market new products and product enhancements, changes in product mix or distribution channels; the demand for wireless networking products and end-user products that incorporate wireless technology; competitive technologies; technological difficulties and resource constraints encountered in developing, transitioning and/or introducing new products; delays caused by customers in joint development or production processes; and, lack of market acceptance for customers' products . Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent report on Form 10-K and subsequently filed reports on Form 10-Q.

                  Condensed Consolidated Balance Sheets
                             (in thousands)

                                            December 31,    December 31,
                                                2004            2003
                                            -------------   -------------
                                             (unaudited)      (audited)
Assets
Current assets
Cash and cash equivalents                   $      14,158   $      13,408
Restricted cash                                        --             778
Short-term investments                             10,979          15,890
Accounts receivables, net                           8,688           6,581
Inventories, net                                    7,866           8,119
Other current assets                                  477             898
Total current assets                               42,168          45,674
Property and equipment, net                         2,394           7,260
Other assets, net                                     125             140
Goodwill and other intangible assets, net           5,407              --
Total assets                                $      50,094   $      53,074

Liabilities and stockholders' equity
Current liabilities:
Accounts payable                                    3,587           3,088
Warranty accrual                                    4,488           5,835
Accrued compensation                                1,370           1,139
Other accrued liabilities                           1,026           1,090
Current portion of notes payable                       --             516
Total current liabilities                          10,471          11,668

Notes payable, less current portion                    --             262
Other long-term liabilities                           559             101
Total stockholders' equity                         39,064          41,043
Total liabilities and stockholders'
 equity                                     $      50,094   $      53,074

                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)

                                     Three months ended             Twelve months ended
                                 ---------------------------    ----------------------------
                                   Dec. 31,       Dec. 31,        Dec. 31,         Dec. 31,
                                     2004           2003            2004            2003
                                 ------------   ------------    ------------    ------------
                                 (unaudited)    (unaudited)     (unaudited)      (audited)
Total revenues                   $     11,375   $      9,516    $     33,162    $     33,847
Costs and expenses:
Cost of product revenues                7,753          5,739          22,388          24,830
Cost of product revenues,
 amortization of intangible
 assets                                   113             --             188              --
Research and development                1,505            820           4,957           4,462
Selling, general and
 administrative                         1,789          1,966           7,527           8,755
In-process research and
 development                               --             --             320              --
Amortization of intangible
 assets                                   109             --             182              --
Restructuring charges, net                 --           (146)          2,895             304
Loss (recovery) on building
 sublease                                  --             --            (359)            662
Impairment of long lived
 assets and other                          --             --             389           2,589
Amortization of deferred
 stock compensation                        --            179             204             796
Total costs and expenses               11,269          8,558          38,691          42,398
Income (loss) from operations             106            958          (5,529)         (8,551)
Interest and other income, net            132            235           1,125             641
Net income (loss)                $        238   $      1,193    $     (4,404)   $     (7,910)
Basic net income (loss) per
 share                           $       0.02   $       0.13    $      (0.45)   $      (0.87)
Diluted net income (loss)
 per share                       $       0.02   $       0.12    $      (0.45)   $      (0.87)
Weighted shares used in
 basic per share calculation       10,274,008      9,312,135       9,824,633       9,134,626
Weighted shares used in
 diluted per share
 calculation                       11,215,014     10,341,542       9,824,633       9,134,626

               PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (1) (in thousands, except share and per share amounts)
                                   (Unaudited)

                                     Three months ended             Twelve months ended
                                 ---------------------------    ----------------------------
                                   Dec. 31,       Dec. 31,        Dec. 31,        Dec. 31,
                                     2004           2003            2004            2003
                                 ------------   ------------    ------------    ------------
Total revenues                   $     11,375   $      9,516    $     33,162    $     33,847
Costs and expenses:
Cost of product revenues                7,753          5,739          22,388          24,830
Research and development                1,505            820           4,957           4,462
Sales, general and
 administrative                         1,789          1,966           7,527           8,755
Total costs and expenses               11,047          8,525          34,872          38,047
Income (loss) from operations             328            991          (1,710)         (4,200)
Interest and other income, net            132            235           1,020             641
Net income (loss)                $        460   $      1,226    $       (690)   $     (3,559)
Basic net income (loss) per
 share                           $       0.04   $       0.13    $      (0.07)   $      (0.39)
Diluted net income (loss)
 per share                       $       0.04   $       0.12    $      (0.07)   $      (0.39)
Weighted shares used in
 basic per share calculation       10,274,008      9,312,135       9,824,633       9,134,626
Weighted shares used in
 diluted per share
 calculation                       11,215,014     10,341,542       9,824,633       9,134,626

(1) Pro forma operating results exclude restructuring charges, loss (recovery) on building sublease, impairment of long lived assets and other, amortization of deferred stock compensation, gain on sale of land and amortization of intangible assets.

                   ACTUAL TO PRO FORMA NET LOSS RECONCILIATION
                                 (in thousands)
                                   (unaudited)

                                          Three months ended           Twelve months ended
                                       -------------------------    --------------------------
                                         Dec. 31,      Dec. 31,       Dec. 31,       Dec. 31,
                                           2004          2003           2004           2003
                                       -----------   -----------    ------------   -----------
Net income (loss) - actual             $       238   $     1,193    $    (4,404)   $    (7,910)
Cost of product revenues,
 amortization of intangible assets             113            --            188             --
In-process research and development             --            --            320             --
Amortization of intangible assets              109            --            182             --
Restructuring charges, net                      --          (146)         2,895            304
Loss (recovery) on building sublease            --            --           (359)           662
Impairment of long lived assets and
 other                                          --            --            389          2,589
Amortization of deferred stock
 compensation                                   --           179            204            796
Gain on sale of land                            --            --           (105)            --
Net income (loss) - pro forma          $       460   $     1,226    $      (690)   $    (3,559)

SOURCE  Endwave Corporation
     -0-                             02/01/2005
     /CONTACT: Julianne Biagini, Chief Financial Officer, +1-408-522-3105, or Mark Hebeisen, VP Marketing, +1-978-686-4400, ext. 105, both of Endwave Corporation/
     /Web site:  http://www.endwave.com /